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Code of Ethics

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      Terms that are in bold italics in the text are defined in Appendix 1.
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I.     Purpose of Code.

       The Code of Ethics establishes rules that govern personal investment activities of American Century employees, officers and directors, including members of their immediate family.(1) The Directors of American Century's registered investment companies (our "Fund Clients"(2)) who are not "interested persons" (the "Independent Directors") are covered under separate Codes applicable only to them.

II.    Why Do We Have a Code of Ethics?

       A.     Investors have placed their trust in American Century.
              American Century is entrusted with the money of other people for investment purposes. These investors are our "Clients"; our Fund Clients are simply our biggest Client group. We cannot afford to breach this trust. The Code of Ethics is one safeguard which helps us to ensure that we will not breach our Clients' trust in us.

       B.     American Century wants to protect its Clients.
              We have a duty to place the interests of our Clients first and to avoid even the appearance of a conflict of interest. This is how we earn and keep our Clients' trust. We must conduct ourselves and our personal securities transactions in a manner that does not create a conflict of interest with our Clients or take unfair advantage of the relationship with them. We will hold ourselves to the highest ethical standards.

       C. American Century wants to give you flexible investing options. Management believes that American Century's mutual funds provide a broad range of investment alternatives for any investment portfolio. We therefore do not encourage active trading by our employees; we encourage employees to place their investable assets in our mutual funds. We recognize, however, that individual needs differ and that there are other attractive investment opportunities. We

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   1 See Appendix 2 for an explanation of the family members and others included within this Code of Ethics.

   2 See Schedule A for a listing of all of our Fund Clients.

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              want to give you and your family flexibility to invest, without jeopardizing relationships with our Clients.

       D.     Federal law requires that we have a Code of Ethics
              The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have in place safeguards to prevent behavior and activities that might disadvantage our Clients. These safeguards are embodied in this Code of Ethics.3


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   3 Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in American Century's Code of Ethics.


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III.   Does the Code of Ethics apply to You?
       Yes! The principles contained in the Code of Ethics must be observed by all employees (including contract personnel). However, there are different categories of restrictions on personal investing activities. The category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category. The range of categories is as follows:

               --------------------------------------------------------->
       -------------------------------------------------------------------------
       Fewest Restrictions                                     Most Restrictions
       -------------------------------------------------------------------------
       Non-Access Person   Access Person   Investment Person    Portfolio Person
       -------------------------------------------------------------------------

       The standard profile for each of the categories is described below:

       A.     Portfolio Persons.
              Portfolio Persons are those employees entrusted with direct responsibility and authority to make investment decisions affecting one or more Client portfolios.

       B.     Investment Persons.
              Investment Persons are financial analysts, investment analysts, traders and other employees who provide information or advice to a portfolio management team or who help execute the portfolio management team's decisions.

       C.     Access Persons.
              You are an Access Person if your job normally involves any of the following:


              o    the purchase or sale of securities for Client portfolios;

              o any function which relates to the making of recommendations with respect to such purchases or sales of securities for Client portfolios; OR

              o access to information regarding the purchase or sale of securities for Client portfolios.

              In addition, you are an Access Person if you are any of the following:

              o    an officer or "interested" director of our Fund Clients; OR

              o an officer or director of American Century Investment Management, Inc.

       D.     Non-Access Persons.
              If you are an officer, director, employee or contractor of any of American Century's companies AND you do not fit into any of the above categories, you are a Non-Access Person. Because you normally do not receive confidential information about Client portfolios, you are subject only to American Century's Code of Business Conduct.

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IV.    Restrictions on Personal Investing Activities.
       As you are aware, you are prohibited by federal law from investing based on material nonpublic information which you receive from any source. This includes any confidential information which may be obtained by Portfolio, Investment and Access Persons regarding the advisability of purchasing or selling specific securities on behalf of Clients. You are expected to abide by the highest ethical and legal standards in conducting your personal securities transactions. For more information, please consult American Century's Insider Trading Policy.

       A. Preclearance of Personal Securities Transactions Before either of the following things happen:

              o    the purchase or sale of a security for your own account; OR

              o the purchase or sale of a security for an account for which you are a beneficial owner you must follow the following preclearance procedures:

              1.   Is the security a "Code-Exempt  Security"?
                   Check Appendix 3 to see if the security is listed as a Code-Exempt Security. If it is, then you may execute the transaction. Otherwise, proceed to the next step.

              2.   Preclear  the  transaction   with  the  Legal   Department's
                   Compliance Group. There are two ways to do this:

                   a. E-mail your request to "LG-Personal Security Trades" (or LG-Personal_Security_Trades@americancentury.com, if sending from outside American Century's Lotus Notes system), and provide the following information:

                        o    Issuer name;

                        o    Ticker symbol or CUSIP number;

                        o    Type of security (stock, bond, note, etc.);

                        o Maximum expected dollar amount of proposed transaction; AND

                        o    Nature of transaction (purchase or sale)

                   b. Use the "PTRA" routine in the CICS system and enter your request at the Personal Trade System screen.

              3.   If you receive preclearance for the transaction(4):
                   You have 5 business days to execute your transaction.

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   4 How does American Century determine whether to approve or deny your preclearance request? See Appendix 4 for a description of the process.

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       B.     Additional Restrictions
              [Investment and Portfolio Persons]

              1.   Initial Public Offerings.

                   You cannot acquire securities issued in an initial public offering.

              2.   Private Placements.

                   Before you acquire any securities in a private placement, you must obtain approval from American Century's Chief Investment Officer(5). We will help with this process if you send your request to LG-Personal Security Trades. Once you receive approval, you cannot participate in any subsequent consideration of an investment in that issuer for any of our Clients.

              3.   Short-Term Trading Profits.
                   You cannot profit from any purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days.

       C.     Blackout Period
              [Portfolio Persons]
              If you are a Portfolio Person, you may not purchase or sell a security within seven (7) days before and after a Client portfolio that you manage executes a trade in that security.

V.     Reporting Requirements.

       A.     Quarterly Report of Securities Transactions

              Each quarter you will be asked to verify the transactions you have made for your personal accounts. This will come to you in the form of an e-mail message containing the trades about which we have been informed through your broker's duplicate confirmations. If the report contained in the e-mail to you is correct, you need only to indicate so by clicking the appropriate button in the message.


              If the message is incomplete or otherwise incorrect, you must provide the following information about each transaction omitted from the message:

              o The date of the transaction, the description and number of shares, and the principal amount of each security involved;

              o The nature of the transaction, that is, purchase, sale or any other type of acquisition or disposition;

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   5 If you are the Chief Investment Officer, you must receive your approval from the General Counsel.

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              o    The transaction price; AND

              o The name of the broker, dealer or bank through whom the transaction was effected.

       B.     Duplicate Confirmations
              You must instruct your broker-dealer to send duplicate confirmations of all transactions in such accounts to:

                                    American Century Companies, Inc.
                                    P.O. Box 410141
                                    Kansas City, MO 64141
                                    Attention: Compliance

              Please note that "your broker-dealer" includes both of the following:

              o a broker or dealer with whom you have a securities brokerage account; AND

              o a broker or dealer who maintains an account for a person whose trades you must report because you are a beneficial owner.

       C.     Report of Securities Holdings and Brokerage Accounts
              When you first become subject to the Code of Ethics as an Access, Investment or Portfolio Person, you must provide us with a list of all securities subject to this Code for which you are a registered owner or in which you have a beneficial ownership interest and the financial services provider through whom they are held. You will be asked to provide a revised version of this list annually.

VI.    Can there be any exceptions to the restrictions?
       Yes. The General Counsel or his or her designee, upon consultation with your manager, may grant limited exemptions to specific provisions of the Code on a case-by-case basis.

       A.     How to Request an Exemption
              E-mail a written request to "LG-Personal Security Trades" (or LG-Personal_Security_Trades@americancentury.com if sending from outside American Century's Lotus Notes system), detailing your situation.

       B.     Factors Considered
              In considering your request, the General Counsel or his or her designee will grant your exemption request if he or she is satisfied that:

              o your request addresses an undue personal hardship imposed on you by the Code of Ethics;

              o    your situation is not contemplated by the Code of Ethics;

              o and your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

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       C.     Exemption Reporting
              All exemptions granted must be reported to the Boards of Directors of our Fund Clients. The Boards of Directors may choose to delegate the task of receiving and reviewing reports to a Committee comprised of Independent Directors.

VII.   Confidential Information.
       All information about Clients' securities transactions, actual or contemplated, is confidential. You must not disclose, except as required by the duties of your employment, securities transactions of Clients, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any security. This does not apply to information which has already been publicly disclosed.

VIII.  Conflicts of Interest.
       You must receive prior written approval from our Clients and/or the Independent Directors of our Fund Clients, as appropriate, to do any of the following:

       o negotiate or enter into any agreement on a Client's behalf with any business concern doing or seeking to do business with the Client if you, or a person related to you, has a substantial interest in the business concern;

       o enter into an agreement, negotiate or otherwise do business on the Client's behalf with a personal friend or a person related to you; OR

       o serve on the board of directors of, or act as consultant to, any publicly traded corporation.

IX. What happens if you violate the rules in the Code of Ethics? You may be subject to serious penalties.

       A.     The penalties which may be imposed include:

              o    formal warning;

              o    restriction of trading privileges;

              o    disgorgement of trading profits; fine; AND/OR

              o    suspension or termination of employment.

       B.     Penalty Factors

              The factors which may be considered when determining the appropriate penalty include, but are not limited to:

              o    the harm to Client interests;

              o    the extent of unjust enrichment;

              o    the frequency of occurrence;

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              o    the degree to which  there is personal  benefit  from unique knowledge obtained through employment with American Century;

              o    the degree of perception of a conflict of interest;

              o evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; AND/OR

              o the level of accurate, honest and timely cooperation from the person subject to the Code.

              If you have any questions about the Code, do not hesitate to ask a member of management or Compliance.

X.     Annual Certification of Compliance with the Code
       As a condition of your employment, you will be asked to certify annually:

       o      that you have read this Code of Ethics;

       o      that you understand this Code of Ethics; AND

       o      that you have complied with this Code of Ethics.

XI.    American Century's Quarterly Report to Fund Directors
       American Century management will prepare a quarterly report to the Board of Directors of each Fund Client of any violation of this Code of Ethics requiring significant sanctions.

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APPENDIX 1:  DEFINITIONS

1.     "Beneficial Ownership"
       See "Appendix 2:  What is Beneficial Ownership?".

2.     "Code-Exempt Security"
       A "code-exempt security" is a security in which you may invest without preclearing or reporting such transactions with American Century. The list of Code-Exempt Securities appears in Appendix 3.

3.     "Initial Public Offering"
       "Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4.     "Private Placement"
       "Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

5.     "Security"
       A "security" includes a great number of different investment vehicles. However, for purposes of this Code of Ethics, "security" includes any of the following:

       o    note,

       o    stock,

       o    treasury stock,

       o    bond,

       o    debenture,

       o    evidence of indebtedness,

       o certificate of interest or participation in any profit-sharing agreement,

       o    collateral-trust  certificate,   preorganization  certificate  or
            subscription,

       o    transferable share,

       o    investment contract,

       o    voting-trust certificate,

       o    certificate of deposit for a security,

       o fractional undivided interest in oil, gas or other mineral rights,

       o any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or

       o any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or

                                                               Appendix 1-Page 1
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     o    in general, any interest or instrument commonly known as a "security,"
          or

     o any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

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APPENDIX 2:  WHAT IS "BENEFICIAL OWNERSHIP"?

1. Are securities held by family members or domestic partners "beneficially owned" by me?
       Probably. As a general rule, you are regarded as the beneficial owner of securities held in the name of

       o    your spouse or domestic partner;

       o    your minor children;

       o    a relative who shares your home; OR

       o    any other person IF:

            o You obtain from such securities benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the securities held by your spouse, you are the beneficial owner; OR

            o    You can obtain title to the securities now or in the future.


2. Are securities held by a company I own also "beneficially owned" by me? Probably not. Owning the securities of a company does not mean you "beneficially own" the securities that the company itself owns. However, you will be deemed to "beneficially own" these securities if:

       o The company is merely a medium through which you (by yourself or with others) in a small group invest or trade in securities; AND

       o    The company has no other substantial business.

       In such cases, you and those who are in a position to control the company will be deemed to "beneficially own" the securities owned by the company.

3.     Are securities held in trust "beneficially owned" by me?
       Maybe. You are deemed to "beneficially own" securities held in trust if any of the following is true:

       o You are a trustee and either you or members of your immediate family have a vested interest in the income or corpus of the trust;

       o    You have a vested beneficial interest in the trust; OR

       o You are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

       As used in this section, the "immediate family" of a trustee means:

       o    A son or daughter of the trustee, or a descendent of either;

       o    A stepson or stepdaughter of the trustee;

                                                               Appendix 2-Page 1
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       o    The father or mother of the trustee, or an ancestor of either;

       o    A stepfather or stepmother of the trustee; and

       o    A spouse or domestic partner of the trustee.

4. Are securities in pension or retirement plans "beneficially owned" by me? Probably not. Beneficial ownership does not include indirect interest by any person in portfolio securities held by a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan.

       However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio securities if you can withdraw and trade the securities without withdrawing from the plan.

5.     Examples of Beneficial Ownership

       Securities Held by Family Members or Domestic Partners
       Example 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's securities.

       Example 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's securities.

       Example 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of Margaret's estate.

       Example 4: Bob and Nancy are engaged. The house they share is still in Nancy's name only. They have separate checking accounts with an informal understanding that both individuals contribute to the mortgage payments and other common expenses. Although Nancy is the only one employed by American Century, Bob is a beneficial owner and subject to the Code of Ethics.

                                                               Appendix 2-Page 2
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       Securities Held by a Company

       Example 5: ABC is a holding company with five shareholders owning equal shares in the company. Although ABC Company does no business on its own, it has several wholly-owned subsidiaries which invest in securities. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the securities owned by ABC Company's subsidiaries.

       Securities Held in Trust

       Example 6: John is trustee of a trust created for his two minor children. When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of the trust.

       Example 7: Jane is trustee of an irrevocable trust for her daughter. Jane is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, Jane is entitled to the corpus. Jane is a beneficial owner of the trust.


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APPENDIX 3:  CODE-EXEMPT SECURITIES
Because they do not pose a possibility for abuse, some securities are exempt from American Century's Code of Ethics. The following is the current list of "Code-Exempt Securities":

     o    Mutual funds (open-end funds)

     o    Closed-end funds

     o    Bank Certificates of Deposit

     o    U.S. government securities (such as Treasury notes, etc.)

     o Securities which are acquired through an employer-sponsored automatic payroll deduction plan

     o    securities purchased through dividend reinvestment programs

     o    commercial paper;

     o    bankers acceptances; AND

     o    Futures contracts (and option contracts) on the following:

          o    Standard & Poor's 500 Index; or

          o    Standard & Poor's 100 Index

     o High quality short-term debt instruments, including repurchase agreements. A "high quality short-term debt instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.

     o    NASDAQ 100 Shares (Ticker QQQ)

We may modify this list of securities at any time, please send an e-mail to "LG-Personal Security Trades" to request the most current list.

                                                               Appendix 3-Page 1
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APPENDIX 4:  HOW DOES THE PRECLEARANCE PROCESS WORK?
An employee in the "LG-Personal Security Trades" message group will enter your request into our mainframe system. Your request is then subjected to the following tests.

Step 1:  De Minimis Transaction Test

     o    Is  the  security  issuer's  market  capitalization  greater  than  $1 billion?

     o Will your proposed transaction, together with your other transactions in the security for the current calendar quarter, be less than $10,000?

     o Does the security trade on a national securities exchange or market, such as the New York Stock Exchange (NYSE) or National Association of Securities Dealers Automated Quotation System (NASDAQ)?

If the answer to ALL of these questions is "YES", the system will generate a message and send it to you approving your proposed transaction.

If the answer to ANY of these questions is "NO", then your request is subject to Step 2.

Step 2:  Open Order Test

     o    Is there an open order for that security for any Client?

If "YES", the system will send a message to you to DENY the personal trade request.

If "NO", then your request is subject to Step 3.

Step 3:  Follow List Test

     o    Does any account or Fund own the security?

     o Does the security appear on the computerized list of stocks American Century is considering to purchase for a Client?

If the answer to BOTH of these questions is "NO", the system will send a message to you to APPROVE your proposed transaction.

If the answer to EITHER of these questions is "YES", then your request is subject to Step 4.

Step 4:  Present Intentions Test
The system sends a message to our trading desk in Kansas City which identifies the security described in your preclearance request. A trading desk representative then contacts a representative from each of the portfolio management teams asks if any portfolio manager is considering buying or selling the security within the next five (5) business days.?

If ALL of the portfolio management teams respond "NO", your request will be APPROVED (unless you are a Portfolio Person, see Step 5).

                                                               Appendix 4-Page 1
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If ANY of the portfolio management teams respond "YES", your request will be
DENIED.

Step 5:  Portfolio Persons Only
The General Counsel or his/her designee must approve your request before an APPROVAL or a DENIAL message is sent to you.

The preclearance process can be changed at any time to ensure that the goals of American Century's Code of Ethics are advanced.

                                                               Appendix 3-Page 2
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SCHEDULE A

INVESTMENT MANAGER:
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

THE FUND CLIENTS:
AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
AMERICAN CENTURY GOVERNMENT INCOME TRUST
AMERICAN CENTURY INTERNATIONAL BOND FUNDS
AMERICAN CENTURY INVESTMENT TRUST
AMERICAN CENTURY MUNICIPAL TRUST
AMERICAN CENTURY MUTUAL FUNDS, INC.
AMERICAN CENTURY PREMIUM RESERVES, INC.
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
AMERICAN CENTURY TARGET MATURITIES TRUST
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                                            Acknowledgement Page